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                                                                   Exhibit 10.10
                                                                       EXHIBIT K

                              CONFIDENTIALITY AND
                            NONDISCLOSURE AGREEMENT


     This Agreement, dated __________, 2000 (the "Effective Date"), is made between APPLIED POWER INC., a Wisconsin corporation, with offices at 6101 N. Baker Road, Milwaukee, Wisconsin 53209 ("API"), and APW LTD., a Bermuda corporation ("APW"), with offices at N22 W23685 Ridgeview Parkway West, Waukesha, Wisconsin 53188-1013.

     WHEREAS, API owns and operates businesses generally known as its industrial business (hereinafter "Industrial Businesses"), and electronics business, and intends to spin off the electronics business (the "Electronics Business") to APW;

     WHEREAS, API is in the business of research, development, manufacture and sale of industrial tools and electronics enclosures;

     WHEREAS, APW will acquire API's Electronics Business in the upcoming spin-off and will be in the business of research, development, manufacture and sale of various electronics, enclosure and related products and engineered solutions products;

     WHEREAS, API and the Electronics Business (and now APW) are the respective proprietary owners of confidential information concerning technical and other confidential data (the "Proprietary Information");

     WHEREAS, API and APW consider the Proprietary Information including that held by their subsidiaries, to be valuable, confidential and not otherwise available for disclosure;

     WHEREAS, API and APW have entered into certain agreements to govern their relationship after the spin-off as set forth in a Contribution Agreement, Plan and Agreement of Reorganization and Distribution, including the exhibits, schedules, instruments, and conveyances attached thereto, dated as of __________, 2000 (the "Spin-off Agreements"). The Spin-off Agreements will require that API and APW disclose information to one another which one or the other safeguards as confidential (the "Spin-off Confidential Information"); and

     WHEREAS, prior to the Spin-off certain of API's and APW's employees were privy to information regarding API's and APW's business operations which one or the other regards as confidential (the "General Confidential Information").

     NOW THEREFORE, in consideration of the promises set forth herein, the parties do hereby agree as follows:
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1.   Proprietary Information.

     For a five year period, APW and API agree to treat the Proprietary Information, General Confidential Information and Spin-off Confidential Information as confidential and acknowledge that an equivalent of a fiduciary and confidential relationship between API and APW is established.

     APW and API agree to disclose the Proprietary Information, General Confidential Information and Spin-off Information of the other only to such employee(s), representatives, advisers, officers, directors and agents as necessary and only if such persons agree to respect the fiduciary and confidential relationship between API and APW. APW or API or any of their respective employee(s), representatives, advisers, officers, directors and agents shall not make any use or disclosure of the Proprietary Information General Confidential Information and Spin-off Confidential Information to any other third party without the owner's prior written consent.

2.   Non-Confidential Information.

     The provisions of Section 2 of this Agreement shall not apply to:

     (a) information which at the time of disclosure is generally available to the public in a published work; or

     (b) information which after disclosure by either API or APW to the other becomes published or generally available to the public, otherwise than through any act or omission on the part of API or APW in violation of this Agreement; or

     (c) information which either API or APW can show was in its possession at the time of disclosure by the other and which was not acquired directly or indirectly from the other either prior to, on or after the Effective Date; or

     (d) information rightfully acquired from third parties who did not obtain it under pledge of secrecy to either API or APW; or

     (e) information required to be disclosed pursuant to a court, federal regulatory agency, or state regulatory agency order, or required to be disclosed pursuant to any federal or state statutory or regulatory provision provided the disclosing party provides the other party with five business days advance written notice of such disclosure.

3.   Conflicts between this Agreement and Any Other Agreement(s).

     API and APW agree that these confidentiality provisions are superseded by corresponding provisions that are included in any of the Spin-off Agreements entered into prior to or as of the Effective Date hereof.

                                      K-2
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4.   Remedies.

     In an effort to resolve informally and amicably any claim or any controversy arising out of or relating to the interpretation or performance of this Confidentiality and Nondisclosure Agreement without resorting to litigation, a party shall first notify the other of any difference or dispute hereunder that requires resolution. API and APW each shall designate an employee to investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within 30 days after such notification (or such longer period as may be explicitly agreed upon), the matter shall be submitted to a senior officer of API and APW, respectively, for consideration.

     If settlement cannot be reached through the efforts of the senior officers within an additional 30 days (or such longer period as may be agreed upon), the parties shall consider mediation, arbitration or other alternative means to resolve the dispute.

     If the parties are unable to agree on an alternative dispute resolution mechanism, either party may initiate legal proceedings to resolve such matter.

     In the event of legal proceedings, API and APW agree that it is impossible to measure in money the damages that may accrue to a party hereto by reason of a failure to perform any of the obligations hereunder. Therefore, in the event of any controversy concerning the rights or obligations under this Confidentiality and Nondisclosure Agreement such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and non-exclusive and it shall be in addition to any other remedy which the parties may have.

5.   Miscellaneous.

     (a)  Governing Law. This Agreement and the transactions contemplated hereby
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shall be construed in accordance with and governed by the internal laws of the
State of Wisconsin.

     (b)  Entire Agreement.  This Agreement, the Contribution Agreement and the
          ----------------
other Agreements and instruments executed and delivered pursuant to this Agreement or the Contribution Agreement constitute the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter; provided, however, that the specific provisions of any other agreement between the parties executed and delivered by the parties in connection with the closing under the Contribution Agreement shall not be superseded by this Agreement and to the extent any such other agreement is in conflict herewith, such specific agreement shall control.

     (c)  Parties In Interest.  Neither party may assign its rights or delegate
          -------------------
any of its duties under this Agreement without prior written consent of the other. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any third party any benefits, rights or remedies.

                                      K-3
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     (d)  Effectiveness.  This Agreement shall become effective at the Effective
          -------------
Date.

     (e)  Reformation and Severability.  If any provision of this Agreement
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shall be held to be invalid, unenforceable or illegal in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the parties, or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provisions of this Agreement to the extent that such other provision is not itself actually in conflict with any applicable law.

     (f)  Titles and Headings. All titles and headings have been inserted solely
          -------------------
for the convenience of the parties and are not intended to be a part of this Agreement or to affect its meaning or interpretation.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers this _____ day of __________, 2000.

                               APPLIED POWER INC.


                               By:___________________________________________
                                  President and Chief Executive Officer


                               APW LTD.



                               By:___________________________________________
                                  President and Chief Executive Officer

                                      K-4